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                                                                   EXHIBIT 10.15

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made as of this 4th day of March, 1996, by and between EPL TECHNOLOGIES, INC., a Colorado corporation (hereinafter called "Company"), and KAREN A. PENICHTER, an individual (hereinafter called "Employee").

                              W I T N E S S E T H:

WHEREAS, Company wishes to employ Employee and Employee wishes to enter into the employ of Company on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

         1. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company for the period and upon the terms and conditions contained in this Agreement.

         2.       Office and Duties.

                  (a) Employee shall serve Company generally as Vice President - Sales reporting to the President and shall have such authority and such responsibilities as Company reasonably may determine from time to time. Employee shall perform any other duties reasonably required by Company and, if requested by Company, shall serve as an officer or director of Company without additional compensation.

                  (b) Throughout the term of this Agreement, Employee shall devote her entire working time, energy, skill and best efforts to the performance of her duties hereunder in a manner which will faithfully and diligently further the business and interests of Company and shall not, during the term of this Agreement, actively engage in any other business activity, whether or not for profit; provided, however, that Employee may engage in such other business activity as is set forth in Exhibit A attached hereto; provided, further, to the extent such activity, in the aggregate, does not, in the reasonable judgment of Company, interfere with Employee's duties at the Company or compete with any aspect of the Company's business.

         3. Term. This Agreement shall commence as of 8:00 a.m., March 4, 1996 and shall continue for a term of two years, ending on March 3, 1998, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the original or any renewal term by giving the other party notice of such election at least sixty (60) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one (1) year commencing on the day after the expiration of the then current term.


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         4.       Compensation.

                  (a) For all of the service rendered by Employee to Company, Employee shall receive an annual base salary of One Hundred Ten Thousand Dollars ($110,000.00), payable in installments in accordance with Company's regular payroll practices in effect from time to time, but not less frequently than monthly. On an annual basis, the Board of Directors of the Company shall review Employee's performance under this Agreement for the purpose of considering a raise in her current base salary. The Board of Directors may award such a raise, in any amount, or no raise whatsoever, in its sole discretion.

                  (b) In addition to Employee's base salary, Employee may be entitled to certain bonuses based on the sales performance of the Company in the areas of responsibility agreed upon. In the event those sales are achieved, the Employee will be entitled to a cash bonus of up to 25% of her base salary. Employee may be entitled to additional future bonuses, if, as, and only to the extent, agreed and determined by the Board of Directors of the Company, in its sole discretion.

                  (c) Throughout the term of this Agreement and as long as they are kept in force by Company, Employee shall be entitled to participate in and receive the benefits of any profit sharing or retirement plans and any health, life, accident, disability insurance or sick leave plans or programs made available to other similarly situated employees of Company.

                  (d) Employee shall be entitled to ten (10) days paid vacation during the year ended December 31, 1996 and three (3) additional days paid vacation each successive year of the employment term under the Agreement, in addition to all national holidays on which the principal executive offices of the Company are closed. Accrued but unused vacation days may be carried forward into the succeeding year with the approval of the President.

         5. Expenses. Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee's duties hereunder upon receipt of itemized accounts of such expenditures and in accordance with Company's regular reimbursement procedures and practices in effect from time to time.

         6.       Grant of Options.

                  (a) In addition to Employee's salary described in Paragraph 4 above, in consideration of Employee executing this Agreement and providing services hereunder, upon the execution of this Agreement, the Company hereby grants to Employee options (collectively, any options granted under this Agreement are hereinafter called "Options" and individually, an "Option") to purchase all or any part of an aggregate of 100,000 shares of Company common stock, par value $.001 per share (the "Common Stock") at the prevailing market price per share of Common Stock.

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                  (b)      Employee may be entitled to future options, if, as,
and only to the extent, agreed and determined by the Board of Directors of the Company, in its sole discretion.

                  (c) Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Options or shares of Common Stock pursuant to this Agreement or the exercise of any Option, the Company shall have the right to (a) require Employee to remit to the Company or to withhold from Employee directly, amounts sufficient to satisfy any federal, State and/or local withholding tax requirements, prior to the delivery or transfer of any certificates for such Options or Shares of Common Stock or (b) take whatever action it deems necessary to protect its interest with respect to tax liabilities.

                  (d) Terms of Option Exercise. Each Option granted under subparagraph (a) above shall have the terms and conditions pursuant to the EPL Technologies, Inc. 1994 Stock Incentive Plan, as amended.

                  (e) Mechanics of Exercise. When exercisable, any Option granted hereunder may be exercised by written notice to the Company (the "Option Exercise Notice") specifying the number of shares to be issued upon exercise of the Option (the "Option Shares") and containing the Employee's acknowledgement, in form and substance satisfactory to the Company, that the Employee (i) is purchasing such Option Shares for investment and not for distribution or resale and (ii) has been advised and understands that such Option Shares may not be transferred without compliance with all applicable federal or state securities laws. The Option Exercise Notice shall be accompanied by payment of the aggregate exercise price for the Option Shares being issued, at the option of the Employee, (x) in cash, (y) by certified check payable to the order of the Company or (z) by a combination of the foregoing.

         7.       Disability.

                  (a) If Employee becomes substantially unable to perform her duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause, Company will continue the payment of Employee's base salary at its then current rate for a period of twenty-six (26) weeks following the date Employee is first unable to perform her duties due to such disability or incapacity. Thereafter, Company shall have no obligation for base salary or other compensation payments to Employee during the continuance of such disability or incapacity. Until such time that Company elects to terminate this Agreement as provided for in subparagraph (b), Company shall continue such compensation as set forth in subparagraph 4 (c).

                  (b) If Employee becomes substantially unable to perform her duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause for a period of twenty-six (26) consecutive weeks or for a cumulative period of thirty-six (36) weeks during any twelve-month period, Company shall have the right to terminate this Agreement thereafter, in which event Company shall have no further obligations or liabilities hereunder after the date of such termination, other than as set forth in Paragraph 10 below.

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         8.       Death. If Employee dies, all payments hereunder shall cease at the end of the month in which Employee's death shall occur and Company shall have no further obligations or liabilities hereunder to Employee's estate or legal representative or otherwise, other than as set forth in Paragraph 11 below.

         9. Sale of Company's Business. In the event any of one of the following actions were to occur: (a) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (b) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (c) the Company combines with another company and is the surviving corporation, but immediately after the combination, the shareholders of the Company, immediately prior to the combination, hold, directly or indirectly, 50% or less of the voting stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any share received by "affiliates" as such term is defined in the rules of the Securities and Exchange Commission, of such other company in exchange for the stock of such other company), the Company or Employee may terminate Employee's employment on four
(4) weeks prior notice, and in such event Company shall pay Employee her then applicable annual base salary, in monthly installments, for a period of twelve
(12) months after the date on which such termination occurred (the "Termination Payment"). Upon making Termination Payment in full, Company shall have no further obligations or liabilities hereunder and Employee shall be released from the restrictions contained in subparagraphs 13 (a) and 13 (b) hereof.

         10. Discharge for Cause, etcetera. Company may discharge Employee at any time for "cause" immediately upon written notice by Company to Employee. For the purposes of this Agreement, "cause" for termination shall, without limitation, be deemed to exist for any of the following: (i) criminal conduct (whether or not related to Employee's employment), (ii) Employee's failure or inability to perform her duties hereunder to the satisfaction of Company, (iii) habitual intoxication, (iv) drug addiction, (v) insubordination, (vi) gross negligence, (vii) any violation of any express direction or any reasonable rule or regulation established by Company from time to time regarding the conduct of its business, (viii) refusal by Employee to comply with reasonable directives of the Board of Directors of the Company, (ix) any misrepresentation made in this Agreement, or (x) any violation by Employee of the terms and conditions of this Agreement including without limitation Paragraph 13. In any such event, Company shall have no further obligations or liabilities hereunder after the date of such discharge, other than as set forth in Paragraph 11 below.

         11. Severance Payments. If this Agreement is terminated pursuant to Paragraphs 7, 8 and 10 at any time prior to March 3, 1998, other than a termination under Paragraph 10 for acts of fraud or gross negligence, Company shall pay Employee, after such termination, for an additional period of six (6) months after the month in which such termination occurs, additional monthly installments of her then applicable annual base salary and upon completion of such six monthly payments, Company shall have no further liabilities or obligations to Employee hereunder.

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         12.      Company Property. All advertising, sales, manufacturers' and other materials or articles or information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Employee by Company or developed by Employee on behalf of Company or at Company's direction or for Company's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole and confidential property of Company; if Company requests the return of such materials at any time during or at or after the termination of Employee's employment, Employee shall immediately deliver the same to Company.

         13.      Noncompetition, Trade Secrets, Etc.

                  (a) During the term of this Agreement and for a period of three (3) years after the termination of her employment with Company for any reason whatsoever, Employee shall not directly or indirectly induce or attempt to influence any employee of Company to terminate their employment with Company and shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operation within the continental United States, which is involved in business activities, with the exception of the food ingredients/additives business, which are the same as, similar to or in competition with business activities carried on by Company, or being definitely planned by Company, at the time of the termination of Employee's employment. However, nothing contained in this Paragraph 13 shall prevent Employee from holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are traded on a national securities exchange.

                  (b) During the term of this Agreement and at all times thereafter, Employee shall not use for her personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any material referred to in Paragraph 12 above or any information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by the Company or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company, made known to Employee or learned or acquired by Employee while in the employ of Company.

                  (c) Any and all writing, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Company, including developments or expansions of its present field of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all specifications and procedures regarding such inventions,

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improvements, processes, procedures and techniques and otherwise aid and assist
Company so that Company can prepare, at the Company's expense, and present applications for copyright or Letters Patent therefore and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

                  (d) Employee acknowledges that the restrictions contained in the foregoing subparagraphs (a), (b) and (c), in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, and that any violation thereof would result in irreparable injuries to Company, and Employee therefore acknowledges that, in the event of her violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

                  (e) If the period of time or the area specified in subparagraph (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable. If Employee violates any of the restrictions contained in the foregoing subparagraph (a), the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Company.

         14. Prior Agreement. Employee represents to Company (a) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful her execution of this Agreement or her employment hereunder, (b) that her execution of this Agreement and her employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which she is a party or by which she is bound and (c) that she is free and able to execute this Agreement and to enter into employment by Company.

         15.      Miscellaneous.

                  (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver

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shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  (c) Notices. All notices, request, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                           (i)      If to Employee:

                                    Karen A. Penichter
                                    3103 Videre Drive
                                    Wilmington, DE 19808

                           (ii)     If to Company:

                                    EPL Technologies, Inc.
                                    200 Four Falls Corporate Center
                                    Suite 315
                                    West Conshohocken, PA 19428
                                    Attention:  President

                           In addition, notice by mail shall be by air mail if
posted outside of the continental United States.

                           Any party may alter the address to which
communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  (d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns and shall be binding upon Employee, her heirs and legal representatives.

                  (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This

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agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to subject matter hereof, and supersedes all prior and contemporaneous agreements and understanding, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  (h) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (i) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  IN WITNESS WHEREOF, the parties have executed and delivered that Agreement as of the date first above written.



                                            EPL TECHNOLOGIES, INC.


                                            By:/s/ Paul L. Devine
                                               -------------------------------
                                               Paul L. Devine
                                               President


                                            By:/s/ Karen A. Penichter
                                               -------------------------------
                                               Karen A. Penichter
                                               Employee



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                                                              KAREN A. PENICHTER



                                    EXHIBIT A
                            OTHER BUSINESS ACTIVITIES


                                      NONE